NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. REPORTS FIRST QUARTER RESULTS

WARSAW, N.Y., April 27, 2011 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported net income for the quarter ended March 31, 2011 of $5.8 million, an increase of 9% compared to net income of $5.3 million for the same period last year. After preferred dividends, first quarter diluted earnings per share was $0.33 compared with $0.40 per share for the first quarter of 2010. First quarter earnings per share was reduced by $1.2 million, or $0.11 per common share, for accelerated discount accretion related to the Company’s redemption of the preferred stock that had been issued to the U.S. Treasury pursuant to the Troubled Asset Relief Program’s Capital Purchase Program (the “CPP preferred stock”).

Highlights for the first quarter of 2011 were as follows:

•	First quarter 2011 net income available to common shareholders of $3.7 million or $0.33 per share

•	Successful completion of underwritten public common equity offering that resulted in net proceeds of over $43 million

•	Full redemption of $37.5 million of CPP preferred stock

•	Capital ratios improved with tangible common equity to tangible assets of 7.44% and total risk-based capital of 14.73%

•	Solid growth in core deposits

•	Net interest income increased $586 thousand or 3% compared to the first quarter of 2010

•	Tangible common book value per common share increased to $12.17 at March 31, 2011, an increase of 10% from $11.06 at December 31, 2010

•	Earned ranking as one of the 100 best performing community banks in the United States by SNL Financial

“The positive performance we saw throughout 2010 continued in the first quarter of 2011,” said Peter G. Humphrey, President and Chief Executive Officer. “We maintained our solid asset quality, reflecting the strong credit underwriting and origination processes that we have in place, and our net interest margin remained strong. We believe that as the economy continues to gain traction, our strong capital levels and liquidity will enable us to operate from a position of strength, capitalize on growth opportunities in our markets, and drive improved shareholder value.”

Net Interest Income and Net Interest Margin

Net interest income totaled $19.8 million for the three months ended March 31, 2011, an increase of $586 thousand or 3% over the first quarter of 2010, primarily from lower funding costs. Average earning assets increased $95.4 million or 5% in the first quarter of 2011 compared with the first quarter last year, with most of the growth in the investment securities, the consumer indirect and commercial mortgage loan portfolios.

The net interest margin on a tax-equivalent basis was 4.05% in the first quarter of 2011, compared with 4.12% in the same quarter in 2010. The Company’s yield on earning-assets decreased 28 basis points in the first quarter of 2011 compared with the same quarter last year, a result of cash flows being reinvested in the current low interest rate environment. The cost of interest-bearing liabilities decreased 23 basis points compared with the first quarter of 2010, a result of the continued re-pricing of the Company’s certificates of deposit.

Noninterest Income

Noninterest income for the quarter ended March 31, 2011 was $5.1 million, an increase of $1.1 million from the same period last year. There were no other-than-temporary impairment charges (“OTTI”) on investment securities during the first quarter of 2011 compared to $526 thousand during the first quarter of 2010. Absent the OTTI charges, noninterest income increased $539 thousand or 12% when comparing the first quarter of 2011 to that of 2010. Service charges on deposit accounts declined 6% compared to the same period last year mainly due to a change in consumer behavior, triggered in part by heightened consumer protection regulations. Higher origination volumes and increased income from mortgage banking activities during the first quarter of 2011, coupled with a favorable valuation adjustment to capitalized mortgage servicing assets, resulted in a combined increase of $231 thousand in loan servicing income and gains from the sale of loans held for sale from the first quarter of 2010. Income from the Company’s capital investment in several limited partnerships accounted for the majority of the $308 thousand increase in other noninterest income when comparing the first quarter of 2011 to the same quarter last year.

Noninterest Expense

Noninterest expense was $15.4 million for the first quarter of 2011, an increase of $612 thousand or 4% from the first quarter of 2010. Salaries and benefits expense rose by $154 thousand compared to the first quarter of 2010, reflecting higher employee benefit costs and salaries due to annual merit increases. Full time equivalent employees totaled 574 and 581 at March 31, 2011 and 2010, respectively. Other noninterest expense increased $288 thousand during the first quarter of 2011 compared to the same quarter last year, due in part to higher lending expenses associated with increased loan application volumes.

Balance Sheet and Capital Management

Total loans were $1.354 billion at March 31, 2011, up $5.1 million from December 31, 2010. Total investment securities were $718.1 million at March 31, 2011, up $23.6 million or 3% from December 31, 2010.

Deposits were $1.970 billion at March 31, 2011, an increase of $86.7 million or 5% compared with the end of 2010. Public deposit balances were up $110.3 million during the most recent quarter due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 63% of total deposits at March 31, 2011.

Total shareholders’ equity was $222.8 million at March 31, 2011, an increase of $10.7 million from $212.1 million at December 31, 2010. During February 2011, the Company redeemed $12.5 million of CPP preferred stock issued to the U.S. Treasury. During March 2011, the Company successfully completed a follow-on common equity offering, issuing 2,813,475 shares of common stock at a price of $16.35 per share before associated offering expenses. After deducting underwriting and other offering costs, the Company received net proceeds of approximately $43.1 million. Prior to the end of the first quarter of 2011, the Company utilized a portion of the net proceeds to redeem the remaining $25.0 million in CPP preferred stock.

“We made significant progress on our strategic initiative to improve the quality of our capital. We successfully completed an underwritten public common equity offering that resulted in net proceeds of over $43 million and were very pleased with both the institutional and retail investor interest that our offering generated,” said Humphrey. “We also fully redeemed the CPP preferred stock issued to the U.S. Treasury, and the combination of these two capital transactions resulted in significant improvement in our capital structure.”

The Company’s tangible common equity as a percent of tangible assets was 7.44% as of March 31, 2011, with a tangible common book value per share of $12.17, as compared to 5.56% and $11.06, respectively, at December 31, 2010. The Company’s leverage ratio improved to 9.11% at the end of the first quarter when compared to 8.31% at the end of 2010. The Company’s capital ratios exceed the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Asset Quality and Provision for Loan Losses

Non-performing assets were $8.5 million or 0.37% of total assets at March 31, 2011, down from $8.9 million or 0.40% at the end of last year. The ratio of non-performing loans to total loans was 0.54% at the end of the first quarter of 2011 versus 0.56% at December 31, 2010. This ratio continues to compare favorably to the average of our peer group, which was 3.57% of total loans at December 31, 2010, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of December 31, 2010 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion).

Net charge-offs for the first quarter of 2011 amounted to $1.2 million, up $584 thousand in comparison to the same period a year ago.  On an annualized basis, net charge-offs as a percentage of average loans were 0.35% for the first quarter of 2011, compared to 0.18% for the first quarter of 2010.  In the first quarter of 2011, the Company’s provision for loan losses increased to $810 thousand compared to $418 thousand in the first quarter of 2010. Net charge-offs and the provision for loan losses for the first quarter of 2010 were favorably impacted by a $354 thousand recovery on one commercial real estate relationship that was charged-off during 2008 and 2009.

The allowance for loan losses totaled $20.1 million at March 31, 2011 compared to $20.5 million at December 31, 2010. The ratio of allowance for loan losses to non-performing loans was 275% at March 31, 2011, up from 270% at December 31, 2010.

About Financial Institutions, Inc.

With over $2.2 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. Financial Institutions, Inc. was named to the 2010 Sandler O’Neill Sm-All Stars list of the top performing publicly-traded small-cap banks and thrifts in the nation and was included in the top 100 best performing community banks in the United States according to a ranking released in April 2011 by SNL Financial. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.

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FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2011	2010
	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$94,441	38,964	73,354	43,326	38,081
Federal funds sold and interest-earning deposits	94	94	94	93	33,793

Total cash and cash equivalents	94,535	39,058	73,448	43,419	71,874
Investment securities:
Available for sale	692,812	666,368	687,955	651,533	648,667
Held-to-maturity	25,284	28,162	31,669	27,404	34,556

Total investment securities	718,096	694,530	719,624	678,937	683,223
Loans held for sale	1,666	3,138	3,544	908	103
Loans:
Commercial business	209,379	211,031	206,137	208,618	208,976
Commercial mortgage	361,713	352,930	340,307	334,043	331,870
Residential mortgage	123,594	129,580	133,832	138,204	142,303
Home equity	209,961	208,327	204,583	200,929	200,287
Consumer indirect	422,821	418,016	411,237	381,464	356,873
Other consumer	25,051	26,106	26,741	27,417	27,769

Total loans	1,352,519	1,345,990	1,322,837	1,290,675	1,268,078
Allowance for loan losses	20,119	20,466	19,732	21,825	20,586

Total loans, net	1,332,400	1,325,524	1,303,105	1,268,850	1,247,492
Total interest-earning assets (1) (2)	2,068,014	2,040,644	2,033,109	1,958,411	1,979,875
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,295,116	2,214,307	2,249,531	2,142,931	2,156,055
Deposits:
Noninterest-bearing demand	354,312	350,877	345,257	328,937	308,822
Interest-bearing demand	424,897	374,900	398,682	370,584	409,094
Savings and money market	464,076	417,359	439,615	399,972	426,330
Certificates of deposit	726,296	739,754	762,843	722,452	705,628

Total deposits	1,969,581	1,882,890	1,946,397	1,821,945	1,849,874
Borrowings	68,762	103,877	66,736	93,654	83,454
Total interest-bearing liabilities	1,684,031	1,635,890	1,667,876	1,586,662	1,624,506
Shareholders’ equity	222,823	212,144	216,189	211,699	203,603
Common shareholders’ equity (3)	205,248	158,359	162,497	158,100	150,095
Tangible common shareholders’ equity (4)	167,879	120,990	125,128	120,731	112,726
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$2,633	1,877	7,965	7,481	3,263
Common shares outstanding	13,793	10,937	10,931	10,942	10,920
Treasury shares	368	411	417	406	428
CAPITAL RATIOS
Leverage ratio	9.11%	8.31	8.66	8.45	8.32
Tier 1 risk-based capital	13.48%	12.34	12.68	12.73	12.37
Total risk-based capital	14.73%	13.60	13.93	13.99	13.63
Common equity to assets	8.94%	7.15	7.22	7.38	6.96
Tangible common equity to tangible assets (4)	7.44%	5.56	5.66	5.73	5.32
Common book value per share	$14.88	14.48	14.87	14.45	13.74
Tangible common book value per share (4)	$12.17	11.06	11.45	11.03	10.32

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2011	2010
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$23,639	96,509	24,297	24,186	24,202	23,824
Interest expense	3,801	17,720	4,229	4,393	4,526	4,572

Net interest income	19,838	78,789	20,068	19,793	19,676	19,252
Provision for loan losses	810	6,687	1,980	2,184	2,105	418

Net interest income after provision
for loan losses	19,028	72,102	18,088	17,609	17,571	18,834

Noninterest income:
Service charges on deposits	2,105	9,585	2,325	2,528	2,502	2,230
ATM and debit card	1,016	3,995	961	1,046	1,054	934
Broker-dealer fees and commissions	386	1,283	281	263	359	380
Loan servicing	349	1,124	437	267	140	280
Company owned life insurance	266	1,107	285	271	282	269
Net gain on sale of loans held for sale	224	650	276	197	115	62
Net gain on investment securities	3	169	30	70	63	6
Impairment charge on investment securities	—	(594)	(68)	—	—	(526)
Net gain (loss) on other assets	45	(203)	(17)	(188)	—	2
Other	754	2,338	764	677	451	446

Total noninterest income	5,148	19,454	5,274	5,131	4,966	4,083

Noninterest expense:
Salaries and employee benefits	8,401	32,811	8,389	8,131	8,044	8,247
Occupancy and equipment	2,843	10,818	2,641	2,736	2,670	2,771
FDIC assessments	607	2,507	642	629	634	602
Computer and data processing	603	2,487	749	552	615	571
Professional services	682	2,197	579	534	478	606
Supplies and postage	452	1,772	454	442	431	445
Advertising and promotions	165	1,121	244	338	352	187
Other	1,597	7,204	2,675	1,574	1,646	1,309

Total noninterest expense	15,350	60,917	16,373	14,936	14,870	14,738

Income before income taxes	8,826	30,639	6,989	7,804	7,667	8,179
Income tax expense	3,006	9,352	1,891	2,141	2,469	2,851

Net income	$5,820	21,287	5,098	5,663	5,198	5,328

Preferred stock dividends	2,075	3,725	933	932	931	929
Net income available to
common shareholders	$3,745	17,562	4,165	4,731	4,267	4,399

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$0.33	1.62	0.38	0.44	0.39	0.41
Net income per share – diluted	$0.33	1.61	0.38	0.43	0.39	0.40
Cash dividends declared on common stock	$0.10	0.40	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	30.30%	24.69%	26.32	22.73	25.64	24.39
Dividend yield (annualized)	2.31%	2.11%	2.09	2.25	2.26	2.77
Stock price (Nasdaq: FISI):
High	$20.36	20.74	20.74	19.94	19.48	15.40
Low	$16.40	10.91	16.80	14.14	14.07	10.91
Close	$17.52	18.97	18.97	17.66	17.76	14.62

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2011	2010
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and
interest-earning deposits	$258	5,034	646	842	4,479	14,366
Investment securities (1)	681,604	680,756	704,140	668,175	692,162	658,181
Loans (2):
Commercial business	207,669	206,167	205,360	206,071	208,327	204,905
Commercial mortgage	361,228	338,149	346,630	337,992	334,253	333,579
Residential mortgage	128,567	138,954	133,765	137,451	140,946	143,780
Home equity	208,656	202,189	206,291	202,621	199,865	199,903
Consumer indirect	417,833	382,977	416,315	397,161	364,801	352,778
Other consumer	25,226	26,950	26,081	26,541	27,060	28,145

Total loans	1,349,179	1,295,386	1,334,442	1,307,837	1,275,252	1,263,090
Total interest-earning assets	2,031,041	1,981,176	2,039,228	1,976,854	1,971,893	1,935,637
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,221,778	2,166,596	2,230,381	2,163,633	2,158,912	2,112,192
Interest-bearing liabilities:
Interest-bearing demand	395,807	382,517	389,792	360,947	386,703	392,896
Savings and money market	434,579	414,953	434,911	402,601	420,774	401,294
Certificates of deposit	732,414	726,330	750,919	749,021	715,168	689,284
Borrowings	77,870	86,147	76,621	83,634	89,753	94,811

Total interest-bearing liabilities	1,640,670	1,609,947	1,652,243	1,596,203	1,612,398	1,578,285
Noninterest-bearing demand deposits	350,032	329,853	344,387	336,591	324,790	313,227
Total deposits	1,912,832	1,853,653	1,920,009	1,849,160	1,847,435	1,796,701
Total liabilities	2,004,250	1,955,285	2,011,654	1,947,549	1,951,241	1,909,662
Shareholders’ equity	217,528	211,311	218,727	216,084	207,671	202,530
Common equity (3)	169,376	157,716	164,999	162,448	154,122	149,066
Tangible common equity (4)	$132,007	120,347	127,630	125,079	116,753	111,697
Common shares outstanding:
Basic	11,336	10,767	10,783	10,778	10,761	10,746
Diluted	11,467	10,845	10,909	10,870	10,846	10,801
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and
interest-earning deposits	0.21%	0.21	0.22	0.23	0.20	0.21
Investment securities	3.00%	3.31	3.00	3.30	3.44	3.47
Loans	5.71%	5.86	5.80	5.79	5.88	5.97
Total interest-earning assets	4.80%	4.97	4.83	4.95	5.01	5.08
Interest-bearing demand	0.17%	0.18	0.18	0.18	0.19	0.20
Savings and money market	0.24%	0.27	0.26	0.27	0.28	0.28
Certificates of deposit	1.54%	1.79	1.66	1.75	1.83	1.95
Borrowings	3.12%	3.33	3.28	3.12	3.55	3.34
Total interest-bearing liabilities	0.94%	1.10	1.02	1.09	1.13	1.17
Net interest rate spread	3.86%	3.87	3.81	3.86	3.88	3.91
Net interest rate margin	4.05%	4.07	4.01	4.06	4.09	4.12
Net income (annualized returns on):
Average assets	1.06%	0.98	0.91	1.04	0.97	1.02
Average equity	10.85%	10.07	9.25	10.40	10.04	10.67
Average common equity (6)	8.97%	11.14	10.01	11.55	11.11	11.97
Average tangible common equity (7)	11.51%	14.59	12.94	15.01	14.66	15.97
Efficiency ratio (8)	59.97%	60.36	62.98	59.05	59.16	60.31

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2011	2010
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$7,315	7,579	7,579	7,364	11,304	6,685
Accruing loans past due 90 days or more	3	3	3	1	61	2

Total non-performing loans	7,318	7,582	7,582	7,365	11,365	6,687
Foreclosed assets	568	741	741	463	500	771
Non-performing investment securities	567	572	572	648	646	661

Total non-performing assets	$8,453	8,895	8,895	8,476	12,511	8,119

Allowance for loan losses	$20,119	20,466	20,466	19,732	21,825	20,586
Provision for loan losses	810	6,687	1,980	2,184	2,105	418
Net loan charge-offs	$1,157	6,962	1,246	4,277	866	573
Net charge-offs to average loans (annualized)	0.35%	0.54	0.37	1.30	0.27	0.18
Total non-performing loans to total loans	0.54%	0.56	0.56	0.56	0.88	0.53
Total non-performing assets to total assets	0.37%	0.40	0.40	0.38	0.58	0.38
Allowance for loan losses to total loans	1.49%	1.52	1.52	1.49	1.69	1.62
Allowance for loan losses to
non-performing loans	275%	270	270	268	192	308

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.